Exhibit 99.2

THE CANNAISSEUR GROUP, INC.
(OTC Pink: TCRG)
5/2/2025 BOD RESOLUTION

THE CANNAISSEUR GROUP, INC. RESOLUTION OF THE BOARD OF DIRECTORS May 2, 2025

The undersigned, being all of the members of the Board of Directors (the “Board”) of The Cannaisseur Group, Inc. (the “Company”), pursuant to applicable laws and the Company’s governing documents, hereby adopt the following resolution by written consent:

WHEREAS, the Board convened an emergency meeting on May 1, 2025, to address serious concerns regarding the conduct of Ms. Valarie Grant, then serving as Corporate Secretary of the Company, including, but not limited to: potential breaches of fiduciary duty, unauthorized communications with shareholders, vendors, and legal counsel, and prior violations of Board directives;

WHEREAS, at said meeting, the Board voted to place Ms. Grant on unpaid administrative leave for twenty-one (21) days, effective immediately, pending an internal review to determine whether additional disciplinary or governance actions were warranted;

WHEREAS, prior to formal written notification of the Board’s decision, Ms. Grant submitted her resignation by email on May 2, 2025, effective immediately;

WHEREAS, the Company has secured and preserved all relevant records and revoked Ms. Grant’s access to internal systems and accounts as a matter of standard protocol;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby accepts the resignation of Ms. Valarie Grant, effective May 2, 2025;

FURTHER RESOLVED, that no successor Corporate Secretary will be appointed at this time, and the Company will make determinations regarding Ms. Grant’s final compensation, if any, after a review of all outstanding obligations and potential offsets for legal or administrative costs incurred by the Company as a result of her actions;

FURTHER RESOLVED, that this matter, including the resignation and preceding Board actions, shall be disclosed in a forthcoming Form 8-K, in accordance with SEC reporting obligations.

THE CANNAISSEUR GROUP, INC.
(OTC Pink: TCRG)
5/2/2025 BOD RESOLUTION

IN WITNESS WHEREOF, the undersigned have executed this resolution as of the date first written above.

Signed,

Floretta Gogo

Xavier Carter

Jordan P. Balencic, D.O.

Jamie Brown

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